Exhibit 99.1
VOLCANO ANNOUNCES ACQUISITION OF AXSUN TECHNOLOGIES, INC.;
TRANSACTION WILL ADVANCE OCT PRODUCT DEVELOPMENT PROGRAMS
AND EXPAND CORE TECHNOLOGY AND REVENUE OPPORTUNITIES
     (SAN DIEGO, CA), December 23, 2008—Volcano Corporation (NASDAQ: VOLC), a leader in the development, manufacturing and sales of products for the diagnosis and treatment of coronary and peripheral artery disease, said today that it has entered into a definitive agreement to acquire Axsun Technologies, Inc., a privately-held company that is a leading developer and manufacturer of lasers and optical engines used in medical Optical Coherence Tomography (OCT) imaging systems and advanced photonic components and subsystems used in other industrial applications.
     Based in the Boston area, Axsun currently has development partnerships with companies serving the cardiology and dental markets and expects the launch of the first medical imaging systems utilizing its technology during the first half of 2009. Volcano said it plans to utilize new integrated versions of Axsun’s advanced tunable laser and optical engine technology in the development of certain new OCT imaging systems. Axsun also offers devices for industrial applications and the telecommunications network sector, where it has an estimated 50 percent share of the high-performance segment of the optical monitoring market. The company has more than 90 US patents issued, with another 40 pending, and has approximately 85 employees. Axsun recorded revenues from continuing operations in excess of $18 million in calendar 2007.
     Under terms of the acquisition agreement, Volcano will pay approximately $21.5 million in cash at closing, which is expected to occur next week. Axsun will operate as a wholly-owned subsidiary of Volcano.
     “Axsun is another complementary and important transaction for Volcano as it provides us proprietary OCT technology that we believe will both accelerate our OCT product development efforts and provide us significant and sustainable competitive advantages in the invasive imaging arena. We believe OCT technology will extend Volcano’s reach to clinical indications and research opportunities that represent sizeable market opportunities that are beyond those served by our current offerings,” said Scott Huennekens, president and chief executive officer of Volcano.
     The company said that it expects this transaction to be neutral to consolidated earnings per share in fiscal 2009 and that following completion of the transaction it will have more than $145 million in cash, with no debt. The company said it will provide additional details on the financial impact of the transaction when it provides 2009 guidance during its fourth quarter earnings conference call in mid-February.
     Axsun’s technology and laser components allow for dramatic imaging performance improvements in equipment form factors as small as 1/1000th the size of current laser components at very low manufacturing costs.
     “The Axsun laser and optical engine technology is a key building block in our strategy to cement our already strong position in invasive imaging,” Huennekens continued. “The company’s core technologies are truly leading-edge and will advance our programs to both enhance system performance and achieve lower manufacturing costs as we seek to remain the innovation leader in medical imaging. In addition to the known applications in the cardiology and dental fields, Axsun’s unique technology has the potential to expand OCT applications into a number of new platforms serving large markets in the healthcare sector, including peripheral vascular, neurovascular, cancer and ophthalmology,” he added.
     In addition to the products and components directed at the medical imaging market, Axsun also presently markets a closely related line of photonics products and measurement equipment into industrial spectroscopy and optical communications markets. The intellectual property, manufacturing and processes used in the industrial and communications markets are highly complementary and provide operational and financial leverage across the entire business. Axsun’s optical network monitoring products are regarded as leaders in the industry from a performance and reliability perspective.
     “The industrial/communications segment of the business is run by a highly competent and experienced team within Axsun and we expect that it will continue to flourish and provide the overall organization with operational leverage,” Huennekens commented. “We are pleased to be able to add this extraordinary level of technology and capability to the Volcano organization along with the significant future potential of the OCT market opportunities through a transaction that will have a modest impact on our cash balance and not impact our ability to achieve profitability.”
     Dale Flanders, president and chief executive officer of Axsun commented, “We are thrilled to become a part of the Volcano organization.  Axsun has developed an entirely new class of tunable optical engines based upon our unique MEMS based technology platform.  It is clear that medical imaging represents one of the largest growth markets in which to fully exploit this technology.  Our capability of precise imaging is delivered with a level of performance and on a scale of miniaturization and at a cost that should enable significant expansion of varied market opportunities in a number of medical specialties.  We are also pleased to merge with a company with the resources and managerial strength of Volcano to help us build on our leadership position in the communications and industrial spectroscopy markets.

     Conference Call
     The company will hold a conference call at 10 a.m., Pacific Standard Time (1 p.m., Eastern Standard Time), Tuesday, January 6, to discuss this transaction. The teleconference can be accessed by calling (719) 325-4842, passcode 8476994, or via the company’s website at http://www.volcanocorp.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through January 13, at (719) 457-0820, passcode 8476994 and via the company’s website.
     Volcano Corporation
     Volcano Corporation (NASDAQ: VOLC) offers a broad suite of devices designed to facilitate endovascular procedures, enhance the diagnosis of vascular and structural heart disease and guide optimal therapies. The company’s intravascular ultrasound (IVUS) product line includes ultrasound consoles that can be integrated directly into virtually any modern cath lab. Volcano IVUS offers unique features, including both single-use phased array and rotational IVUS imaging catheters, and advanced functionality options, such as VH® IVUS tissue characterization and ChromaFlo®. Volcano also provides functional measurement (FM) consoles and single-use pressure and flow guide wires and is developing a line of ultra-high resolution Optical Coherence Tomography (OCT) systems and catheters. Currently, more than 3,700 Volcano IVUS and FM systems are installed worldwide, with approximately half of its revenues coming from outside the United States. For more information, visit the company’s website at www.volcanocorp.com.
     Axsun Technologies, Inc.
     Axsun Technologies, Inc., established in 1998, develops and manufactures MEMS-based lasers and optical engines used in OCT imaging systems, micro-optical spectrometers and optical channel monitors for pharmaceutical, chemical and petrochemical and telecom network applications. Through its expertise in micro-optics, packaging and precision engineering, Axsun has pioneered an entirely new class of high-performance, miniaturized spectroscopic instruments and devices enabling a dramatic shift from lab-based measurements to on-line and at-line measurements, without compromising performance. Further information can be found at www.axsun.com.
     Forward-Looking Statements
     This news release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this news release regarding the Axsun acquisition, Volcano’s business and technology and Axsun’s business and technology that are not historical facts may be considered “forward-looking statements,” including statements regarding the expected benefits to Volcano of the acquisition, the complementary nature of each company’s technology and skill sets to the other, the expected market, including its size, to be addressed by Volcano’s products and Axsun’s products, Volcano’s potential development of OCT imaging systems utilizing Axsun’s technology and long-term goals from the Axsun acquisition, the features of Axsun’s technology, the timing of the introduction of Axsun’s imaging systems and its benefits and potential and the expected financial impact of the acquisition. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause Volcano’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted including risks and uncertainties relating to the integration of acquisitions and unexpected costs incurred in connection with acquisitions and other risks detailed in the company’s annual report on Form10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.
Contact Information:
John Dahldorf
Chief Financial Officer
Volcano Corporation
(916) 638-8008
or
Neal Rosen
Ruder-Finn
(415) 692-3058

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